EX-33.1
(logo) AURORA LOAN SERVICES
       A Lehman Brothers Company

Certification Regarding Compliance with Applicable Servicing Criteria

1. Aurora Loan Services LLC ("Aurora"), a wholly-owned subsidiary of Lehman Brothers Bank FSB (the "Bank"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Master Servicing Platform") include asset-backed securities transactions for which Aurora acted as master servicer, registered on or after January 1, 2006, involving residential mortgage loans;

2. Aurora has not engaged vendors to perform significant activities pertaining to the applicable servicing criteria;

3. Except as set forth in paragraph 4 below, Aurora used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Aurora based on the activities it performed with respect to the Master Servicing Platform as of December 31, 2008 and for the Reporting Period;

5. Aurora has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Master Servicing Platform taken as a whole;

6. Ernst & Young LLP, a registered public accounting firm, has issued an attestation report on Aurora's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Supplemental Information

7. On September 15, 2008, Lehman Brothers Holdings Inc. ("LBHI") and certain of its subsidiaries filed for voluntary bankruptcy protection with the United States Bankruptcy Court Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code. LBHI is the ultimate parent company of the Bank and Aurora and the owner of the servicing rights on the majority of the mortgage loans serviced and or master serviced by Aurora. The Bank and Aurora are not part of these bankruptcy proceedings. The Bank is a financial institution subject to the regulatory authority of the Office of Thrift Supervision (the "OTS") and its deposits are insured, as permitted by applicable regulation, by the Federal Deposit Insurance Corporation (the "FDIC"). For the year ended December 31, 2008, the Bank reported a net loss based on its unaudited quarterly Thrift Financial Reports filed with the OTS.

8. On January 14, 2009, the OTS notified the Bank: (i) that it was undercapitalized for purposes of the prompt corrective action provisions of
     Section 38 of the FDIA, 12 U.S.C. section 1831o, (ii) of the requirement to file a Capital Restoration Plan no later than February 13, 2009, (iii) of the restrictions and requirements imposed upon the Bank as a result of its undercapitalized status and (iv) of the OTS's intent to issue a Prompt Corrective Action Directive. On January 26, 2009, the OTS issued a Cease and Desist Order No. NE-09-02. On February 4, 2009, the OTS issued a Prompt Corrective Action Directive, Order No. NE-09-03 (together with the Cease and Desist Order, the "Enforcement Actions") notifying the Bank that it was "significantly undercapitalized". The Enforcement Actions required, among other matters, the submission to the OTS of an acceptable capital restoration plan, a strategic plan, and a liquidity management plan, and contained other regulatory directives, including


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Certification Regarding Compliance with Applicable Servicing Criteria
(continued)

      but not limited to a prohibition of any new commercial loan commitments, as well as restrictions on transactions with affiliates, brokered deposits, asset growth, capital distributions, and contractual arrangements involving compensation. On February 11, 2009, LBHI filed a motion with the Bankruptcy Court requesting approval to provide additional capital to the Bank, and on February 17, 2009, the Bankruptcy Court granted such approval.


Aurora Loan Services LLC

March 12, 2009

By: /s/ E. Todd Whittemore
Name:  E. Todd Whittemore
Title: Executive Vice President


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APPENDIX A

                                                                                                             INAPPLICABLE
                                                                                  APPLICABLE                 SERVICING
                                   SERVICING CRITERIA                         SERVICING CRITERIA             CRITERIA
     Reference                           Criteria                         Performed   Performed      Performed by     NOT
                                                                          Directly    by Vendor(s)   subservicer(s)   performed
                                                                          by          for which      or vendor(s)     by Aurora
                                                                          Aurora      Aurora is the  for which        or by
                                                                                      Responsible    Aurora is        subservicer(s)
                                                                                      Party          NOT the          or
                                                                                                     Responsible      vendor(s)
                                                                                                     Party            retained by
                                                                                                                      Aurora
                             General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to                X
                     monitor any performance or other triggers and
                     events of default in accordance with the
                     transaction agreements.

1122(d)(1)(ii)       If any material servicing activities are                                                             X^1
                     outsourced to third parties, policies and
                     procedures are instituted to monitor the third
                     party's performance and compliance with such
                     servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements                                                       X^1
                     to maintain a back-up servicer for the pool
                     assets are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy          X
                     is in effect on the party participating in
                     the servicing function throughout the reporting
                     period in the amount of coverage required by
                     and otherwise in accordance with the terms of
                     the transaction agreements.

                            Cash Collection and Administration

1122(d)(2)(i)        Payments on pool assets are deposited into the           X
                     appropriate custodial bank accounts and related
                     bank clearing accounts no more than two business
                     days of receipt, or such other number of days
                     specified in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf           X
                     of an obligor or to an investor are made only
                     by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding                X
                     collections, cash flows or distributions, and
                     any interest or other fees charged for such
                     advances, are made, reviewed and approved as
                     specified in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such           X
                     as cash reserve accounts or accounts
                     established as a form of overcollateralization,
                     are separately maintained (e.g., with respect
                     to commingling of cash) as set forth in the
                     transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a                X
                     federally insured depository institution as set
                     forth in the transaction agreements. For
                     purposes of this criterion, "federally insured
                     depository institution" with respect to a
                     foreign financial institution means a foreign
                     financial institution that meets the
                     requirements of section 240.13k-1(b)(1) of this
                     chapter.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to                                                             X^1
                     prevent unauthorized access.


(1) Aurora did not perform the activity described in these criteria as of December 31, 2008 and for the Reporting Period. No assessment of compliance is therefore necessary.




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                                                                                                             INAPPLICABLE
                                                                                  APPLICABLE                 SERVICING
                                   SERVICING CRITERIA                         SERVICING CRITERIA             CRITERIA

     Reference                           Criteria                         Performed   Performed      Performed by     NOT
                                                                          Directly    by Vendor(s)   subservicer(s)   performed
                                                                          by          for which      or vendor(s)     by Aurora
                                                                          Aurora      Aurora is the  for which        or by
                                                                                      Responsible    Aurora is        subservicer(s)
                                                                                      Party          NOT the          or
                                                                                                     Responsible      vendor(s)
                                                                                                     Party            retained by
                                                                                                                      Aurora


1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis          X
                     for all asset-backed securities related bank
                     accounts, including custodial accounts and
                     related bank clearing accounts. These
                     reconciliations: (A) Are mathematically
                     accurate; (B) Are prepared within 30 calendar
                     days after the bank statement cutoff date, or
                     such other number of days specified in the
                     transaction agreements; (C) Are reviewed and
                     approved by someone other than the person who
                     prepared the reconciliation; and (D) Contain
                     explanations for reconciling items. These
                     reconciling items are resolved within 90
                     calendar days of their original identification,
                     or such other number of days specified in the
                     transaction agreements.

                            Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be             X^2,3                                        X^2
                     filed with the Commission, are maintained in
                     accordance with the transaction agreements and
                     applicable Commission requirements.
                     Specifically, such reports: (A) Are prepared in
                     accordance with timeframes and other terms set
                     forth in the transaction agreements; (B)
                     Provide information calculated in accordance
                     with the terms specified in the transaction
                     agreements; (C) Are filed with the Commission
                     as required by its rules and regulations; and
                     (D) Agree with investors' or the trustee's
                     records as to the total unpaid principal
                     balance and number of pool assets serviced by
                     the servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and              X^3
                     remitted in accordance with timeframes,
                     distribution priority and other terms set forth
                     in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted           X^3
                     within two business days to the servicer's
                     investor records, or such other number of days
                     specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor         X^3
                     reports agree with cancelled checks, or other
                     form of payment, or custodial bank statements.

                                Pool Asset Administration

1122(d)(4)(i)        Collateral or security on pool assets is                                                             X
                     maintained as required by the transaction
                     agreements or related pool asset documents.

1122(d)(4)(ii)       Pool assets and related documents are                                                                X
                     safeguarded as required by the transaction
                     agreements.

1122(d)(4)(iii)      Any additions, removals or substitutions to the          X
                     asset pool are made, reviewed and approved in
                     accordance with any conditions or requirements
                     in the transaction agreements.

1122(d)(4)(iv)       Payments on pool assets, including any payoffs,                                                      X
                     made in accordance with the related pool asset
                     documents are posted to the applicable
                     servicer's obligor records maintained no more
                     than two business days after receipt, or such
                     other number of days specified in the
                     transaction agreements, and allocated to
                     principal, interest or other items (e.g.,
                     escrow) in accordance


(2) For criterion 1122(d)(3)(i)(C), Aurora did not perform the activity described in this criterion as of December 31, 2008 and for the Reporting
Period. No assessment of compliance is therefore necessary.

(3) Aurora defines "Investors" as parties to whom Aurora reports and remits under the applicable transaction agreements.




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                                                                                                             INAPPLICABLE
                                                                                  APPLICABLE                 SERVICING
                                   SERVICING CRITERIA                         SERVICING CRITERIA             CRITERIA

     Reference                           Criteria                         Performed   Performed      Performed by     NOT
                                                                          Directly    by Vendor(s)   subservicer(s)   performed
                                                                          by          for which      or vendor(s)     by Aurora
                                                                          Aurora      Aurora is the  for which        or by
                                                                                      Responsible    Aurora is        subservicer(s)
                                                                                      Party          NOT the          or
                                                                                                     Responsible      vendor(s)
                                                                                                     Party            retained by
                                                                                                                      Aurora

                     with the related pool asset documents.

1122(d)(4)(v)        The servicer's records regarding the pool                                                             X
                     assets agree with the servicer's records with
                     respect to an obligor's unpaid principal
                     balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of           X
                     an obligor's pool asset (e.g., loan
                     modifications or re-agings) are made, reviewed
                     and approved by authorized personnel in
                     accordance with the transaction agreements and
                     related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g.,                                                           X^1
                     forbearance plans, modifications and deeds in
                     lieu of foreclosure, foreclosures and
                     repossessions, as applicable) are initiated,
                     conducted and concluded in accordance with the
                     timeframes or other requirements established
                     by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are                                                           X
                     maintained during the period a pool asset is
                     delinquent in accordance with the transaction
                     agreements. Such records are maintained on at
                     least a monthly basis, or such other period
                     specified in the transaction agreements, and
                     describe the entity's activities in monitoring
                     delinquent pool assets including, for example,
                     phone calls, letters and payment rescheduling
                     plans in cases where delinquency is deemed
                     temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of                                                            X
                     return for pool assets with variable rates are
                     computed based on the related pool asset
                     documents.

1122(d)(4)(x)        Regarding any funds held in trust for an                                                             X
                     obligor (such as escrow accounts): (A) Such
                     funds are analyzed, in accordance with the
                     obligor's pool asset documents, on at least an
                     annual basis, or such other period specified in
                     the transaction agreements; (B) Interest on
                     such funds is paid, or credited, to obligors in
                     accordance with applicable pool asset documents
                     and state laws; and (C) Such funds are returned
                     to the obligor within 30 calendar days of full
                     repayment of the related pool asset, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as                                                       X
                     tax or insurance payments) are made on or
                     before the related penalty or expiration dates,
                     as indicated on the appropriate bills or
                     notices for such payments, provided that such
                     support has been received by the servicer at
                     least 30 calendar days prior to these dates, or
                     such other number of days specified in the
                     transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with                                                        X
                     any payment to be made on behalf of an obligor
                     are paid from the servicer's funds and not
                     charged to the obligor, unless the late payment
                     was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are                                                       X
                     posted within two business days to the
                     obligor's records maintained by the servicer,
                     or such other number of days specified in the
                     transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible             X
                     accounts are recognized and recorded in
                     accordance with the transaction


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                                                                                                             INAPPLICABLE
                                                                                  APPLICABLE                 SERVICING
                                   SERVICING CRITERIA                         SERVICING CRITERIA             CRITERIA

     Reference                           Criteria                         Performed   Performed      Performed by     NOT
                                                                          Directly    by Vendor(s)   subservicer(s)   performed
                                                                          by          for which      or vendor(s)     by Aurora
                                                                          Aurora      Aurora is the  for which        or by
                                                                                      Responsible    Aurora is        subservicer(s)
                                                                                      Party          NOT the          or
                                                                                                     Responsible      vendor(s)
                                                                                                     Party            retained by
                                                                                                                      Aurora

                     agreements.

1122(d)(4)(xv)       Any external enhancement or other support,                                                           X
                     identified in Item 1114(a)(1) through (3) or
                     Item 1115 of this Regulation AB, is maintained
                     as set forth in the transaction agreements.



10350 Park Meadows Drive, Littleton, CO. 80124, direct telephone 720.945.3000